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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Registration Statement of Franklin Financial Services Corporation on Form S-4, of our report dated February 16, 2006 appearing in the Annual Financial Statements of Fulton Bancshares Corporation for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Smith Elliott Kearns & Company, LLC Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania
March 23, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM